SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 28, 1997



                      PACIFIC AEROSPACE & ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)


      Washington                      0-26088                   91-1744587
    (State or other                 (Commission                (IRS Employer
    jurisdiction of                File Number)              Identification No.)
   incorporation or
     organization)


                   434 Olds Station Road, Wenatchee, WA 98801
               (Address of Principal Executive Office) (Zip Code)


                         Registrant's telephone number,
                       including area code: (509) 664-8000
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ITEM 5.   OTHER EVENTS

Termination of Proposed Plan to Form Information Technology Group and Related Letters of Intent

     Pacific Aerospace & Electronics, Inc. (the "Company") previously announced signing nonbinding letters of intent to acquire six companies (the "ITG companies"), in connection with the Company's proposed formation of an information technology group. These companies are: Jungle Street, Inc. ("Jungle Street"), MONITRx, Inc. ("MONITRx"), Quantum Interlink Internet, Inc. ("Quantum"), Digital Network Associates, Inc. ("DNA"), Brigadoon.com, Inc. ("Brigadoon"), and Market Visibility, Inc. ("Market Visibility"). Each of the proposed acquisitions was subject to the completion of satisfactory due diligence investigations and to certain other conditions, including without limitation the negotiation and execution of definitive agreements and the approval of the shareholders of the ITG Companies. The Company also entered into operations consulting and expense reimbursement agreements ("operations agreements") with Brigadoon, Jungle Street and Market Visibility, loaned funds to Brigadoon, Jungle Street, and MONITRx, and guaranteed a $1,300,000 bank line of credit to Jungle Street.

     The Company terminated its nonbinding letters of intent and operations agreement with Market Visibility on October 28, 1997, and with Brigadoon on November 14, 1997. As of November 14, 1997, the Company had demanded repayment of $1,630,000 that it loaned to Brigadoon pursuant to the terms of its operations agreement. Also pursuant to the operations agreement, Brigadoon issued a common stock purchase warrant to the Company. That warrant entitles the Company to purchase 12.5% of the fully diluted common stock of Brigadoon for a purchase price of $1,000,000, or for a reduced price of $500,000 if one or more of the loans were not repaid when due. Brigadoon has not repaid the loans, but has indicated its intention to do so to the Company. The Company and Brigadoon are currently discussing repayment terms.

     After completing due diligence investigations regarding the remaining ITG companies, and after further consideration of the proposed formation of an information technology group, the Company has decided not to form an information technology group. The Company plans, instead, to continue to focus on its strengths and capabilities in the aerospace market, the electronics market, and similar markets. As a result, on November 25, 1997, the Company terminated its nonbinding letters of intent with the remaining ITG companies and its operations agreement with Jungle Street.

     On November 25, 1997, the Company announced publicly that it had terminated the remaining letters of intent and that it will not proceed with the formation of an information technology group. Jungle Street, MONITRx, Quantum, and DNA have informed the Company that they intend to merge their businesses in a manner similar to that previously proposed for the information technology group. The Company is currently discussing with Jungle Street arrangements for repayment and/or refinancing of the $2,797,300 that the Company loaned to Jungle Street under its operations agreement, and the $1,295,472 that it loaned to MONITRx under its letter of intent. In connection with refinancing those loans, Jungle Street has agreed to issue to the Company warrants to purchase stock in the entity resulting after the merger.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          A.    Financial Statements

                None required.

          B.    Exhibits

                The following are filed as exhibits to this Current Report:

                99.1     Press Release dated November 25, 1997


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PACIFIC AEROSPACE & ELECTRONICS, INC.



                                       By: /s/ SHERYL A. SYMONDS
                                           -------------------------------------
                                           Sheryl A. Symonds
                                           Vice President Administration &
                                             General Counsel



Dated: December 2, 1997

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
                                  EXHIBIT INDEX


Exhibit
Number         Description
-------        -----------

99.1           Press Release dated November 25, 1997

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